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                            Delmarva Services Company

                                       5.1

                         Certificate of Incorporation of
                            Delmarva Services Company
                             Filed October 31, 1986
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                          CERTIFICATE OF INCORPORATION
                                       OF
                            DELMARVA SERVICES COMPANY

                  FIRST: The name of the Corporation is Delmarva Services
Company.

                  SECOND: The address of Service's registered agent in the State of Delaware is 800 King Street, City of Wilmington, and County of New Castle, 19899. The registered agent is the corporation itself.

                  THIRD: The nature of the business or purposes to be conducted or promoted is:

                                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares which this Corporation is authorized to issue is One Thousand (1000) shares of common stock having a par value of One Dollar ($1.00) per share.

                  FIFTH: The name and mailing address of the Incorporator is as follows:

                           Name                            Address
                           ----                            -------
                           Dale G. Stoodley                800 King Street
                                                           Wilmington, Delaware 19899


                  SIXTH: The names and mailing addresses of the directors who shall serve until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

                           Name                               Address
                           ----                               -------
                           Nevius M. Curtis                   800 King Street
                                                              Wilmington, Delaware 19899

                           Roger D. Campbell                  800 King Street
                                                              Wilmington, Delaware 19899

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
                           H. Ray Landon                      800 King Street
                                                              Wilmington, Delaware 19899

                           Howard E. Cosgrove                 800 King Street
                                                              Wilmington, Delaware 19899

                           Harland M. Wakefield, Jr.          800 King Street
                                                              Wilmington, Delaware 19899


                  SEVENTH: The Board of Directors may make, alter and repeal any by-law of the Corporation.

                  EIGHTH: No director of the Corporation shall be personally liable to the Corporation for monetary damages for breach of fiduciary duty by such director; provided, however, that this Article EIGHTH shall not eliminate or limit the liability of a director to the extent provided by law (i) for any breach of the director's duty of loyalty to the Corporation of its stockholders;
(ii) for acts or omissions not in good faith of which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Corporation shall indemnify its directors, officers and employees against expenses, judgment, fines and amounts paid in settlement actually and reasonably incurred by them by reason of their serving in such capacity to the fullest extent permitted by the Delaware General Corporation Law.

                I, the undersigned, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true and accordingly have hereunto set my hand and seal this 30th day of October, 1986.

                                              ----------------------------------
                                                         Dale G. Stoodley